Exhibit 3.67

Entity#: 1038480
Date Filed: 11/02/2015
Pedro A. Cortés
Secretary of the Commonwealth
PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
Statement of Conversion
DSCB:15-355
“illegible”
TCO151102DB0869
Return document by mail to:
9757866 SOPA 3
Name cls-ctharrisburgfulfillment
Address @wolterskluwer.com
City State Zip Code
Return document by email to:
Read all instructions prior to
Fee: $70
In compliance with the requirements of the applicable provisions of 15 Pa.C.S. § 355 (relating to Statement of conversion), the undersigned association, desiring to effect a conversion, hereby states that:
A. For the converting association:
1. The name of the converting association is: Center for Behavioral Health - PA., Inc.
2. The jurisdiction of formation of the converting association is: Pennsylvania
3. The type of association is (check only one):
x Business Corporation Limited Partnership Business Trust
Nonprofit Corporation Limited Liability (General) Partnership Professional Association
Limited Liability Company Limited Liability Limited Partnership Other
4. Date on which the association was created, incorporated, formed or otherwise came into existence:
05/31/1998
(MM/DD/YYYY)
5. If the converting association is a domestic filing association (a Pennsylvania business corporation, nonprofit corporation, limited partnership, limited liability company, professional association or business trust), the statute under which it was first created, incorporated, formed or otherwise came into existence:
Business Corporation Law of 1988
(ex. Business Corporation Law of 1988, Limited Liability Company Law of 1994, etc.)
2015 NOV-2 PH 1:37
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6. Check and complete one of the following addresses for the converting association.
If the converting association is a domestic filing association, domestic limited liability partnership or registered foreign association, the current registered office address as on file with the Department of State. Complete part (a) OR (b) - not both:
(a) 514 Manor Complex Pittsburgh, PA 15219 Allegheny
Number and street City State Zip County
(b) c/o:
Name of Commercial Registered Office Provider County
If the converting association is a domestic association that is not a domestic filing association or limited liability partnership, the address, including street and number, if any, of its principal office:
Number and street City State Zip County
If the converting association is a nonregistered foreign association, the address, including street and number, if any, of its registered or similar office, if any, required to be maintained by the law of its jurisdiction of formation; or if it is not required to maintain a registered or similar office, its principal office:
Number and street City State Zip
B. For the converted association:
1. The name of the converted association is: Center for Behavioral Health - PA, LLC
2. The jurisdiction of formation of the converted association is: Pennsylvania
3. The type of association is (check only one):
Business Corporation Limited Partnership Business Trust
Nonprofit Corporation Limited Liability (General) Partnership Professional Association
x Limited Liability Company Limited Liability Limited Partnership Other
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4. Check and complete one of the following addresses for the converted association.
If the converted association is a domestic filing association, domestic limited liability partnership or registered foreign association, its registered office address. Complete part (a) OR (b) - not both:
(a) Number and street City State Zip County
(b) c/o: CT Corporation System Dauphin
Name of Commercial Registered Office Provider County
If the converted association is a domestic association that is not a domestic filing association or limited liability partnership, the address, including street and number, if any, of its principal office:
Number and street City State Zip County
If the converted association is a nonregistered foreign association, complete both (1) and (2).
(1) The address, including street and number, if any, of its registered or similar office, if any, required to be maintained by the law of its jurisdiction of formation; or if it is not required to maintain a registered or similar office, its principal office address:
Number and street City State Zip
(2) The name and address, including street and number, of its registered agent:
Name of Registered Agent
Number and street City State Zip
C. Effective date of statement of conversion (check, and if appropriate complete, one of the following):
x This Statement of Conversion shall be effective upon filing in the Department of State.
This Statement of Conversion shall be effective on: at.
Date (MM/DD/YYYY) Hour (if any)
D. Approval of conversion by converting association (check only one):
x For converting association that is a domestic entity - The plan of conversion was approved in accordance with 15 Pa.C.S. Chapter 3, Subchapter E (relating to conversion).
For converting association that is a foreign association - The conversion was approved in accordance with the law of the jurisdiction of formation of the converting association.
E. Attachments (see Instructions for required and optional attachments).
IN TESTIMONY WHEREOF, the undersigned converting association has caused this Statement of Conversion to be signed by a duly authorized officer thereof this 2nd day of November 2015.
Center for Behavioral Health - PA., Inc.
Name of Converting Association
Signature
Vice President and Secretary
Title
PA068 - 07/01/2015 Wolters Kluwer Online

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
Return document by mail to: Ann K. Rich
Certificate of Organization
Domestic Limited Liability Company
DSCB:15-8913 (rev. 7/2015)
Name
511 Union Street, Suite 2700
Address
Nashville, TN 37219
City State Zip Code
Return document by email to:
Read all instructions prior to completing. This form may “illegible”
Fee: $125
In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:
1. The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):
Center for Behavioral Health-PA, LLC
2. The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(Complete (a) or (b) - not both)
(a) Number and Street City State Zip County
(b) Name of Commercial Registered Office Provider County c/o: C T Corporation System Dauphin
3. The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):
Name Address
Christopher L. Howard 6100 Tower Circle, Suite 1000, Franklin, TN 37067
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4. Strike out if inapplicable term
A member’s interest in the company is to be evidenced by a certificate of membership interest.
5. Strike out if inapplicable:
Management of the company is vested in a manager or managers.
6. The specified effective date, if any is:.
(MM/DD/YYYY and hour, if any)
7. Strike out if inapplicable: The company is a restricted professional company organized to render the following restricted professional service(s):
8. For additional provisions of the certificate, if any, attach an 81/2 x 11 sheet.
IN TESTIMONY WHEREOF, the organizer(s) has (have)
signed this Certificate of Organization this
2nd day of November, 2015.
Signature
Signature
Signature
PA052 - 07/10/2015 Wolters Kluwer Online